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                                                                    Exhibit 99.1

                                                    [SONUS PHARMACEUTICALS LOGO]

NEWS RELEASE

CONTACT: PAMELA L. DULL, SONUS PHARMACEUTICALS, (425) 487-9500, EXT. 255



           SONUS PHARMACEUTICALS TO ACQUIRE FRENCH-BASED SYNT:EM, S.A.

   ACQUISITION ADDS NOVEL PAIN MANAGEMENT AND ONCOLOGY PRODUCT CANDIDATES AND
    STRENGTHENS DRUG DISCOVERY CAPABILITIES TECHNOLOGY SYNERGIES WITH SONUS TOCOSOL(R) formulation platform ACQUISITION TERMS WEIGHTED TOWARD MILESTONE
                                  ACHIEVEMENTS

BOTHELL, WASHINGTON, USA, AND NIMES, FRANCE -- NOVEMBER 3, 2004 -- Sonus Pharmaceuticals, Inc. (Nasdaq:SNUS) today announced that it has entered into a definitive agreement to acquire Synt:em, a privately held drug discovery and development company based in Nimes, France. The acquisition will expand and diversify Sonus' drug development pipeline with a number of potential product candidates and enhance the Company's drug discovery capabilities by providing a validated, proprietary technology platform that is complementary to Sonus' TOCOSOL(R) drug delivery platform. The agreement was unanimously approved by the Board of Directors of Sonus and by all of the shareholders of Synt:em. The transaction is subject to a number of customary closing conditions, including approval of the issuance of shares by the shareholders of Sonus, and is scheduled to close in the first quarter of 2005.

"We are continuing to make good progress with TOCOSOL Paclitaxel, our lead cancer product. Based on this progress, we believe it is the right time to expand Sonus' position as a pharmaceutical development company," said Michael A. Martino, President and CEO of Sonus. "We believe the acquisition accomplishes this objective, and will increase long-term shareholder value by broadening our product development pipeline, enhancing our drug discovery and development engine in oncology and pain management, two large and related markets, and strengthening our organization and intellectual capacity with the addition of Synt:em's people, scientific expertise and collaborative European network."

"The acquisition immediately adds three product candidates for the management of inflammatory, neuropathic and chronic pain, two of which could be ready for clinical development in 2005 and one in 2006. Synt:em's oncology portfolio includes earlier stage compounds for the treatment of brain and lung cancers as well as other solid tumors. The deal also provides a synergistic, two-fold technology platform that will enhance our ability to develop


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drugs that are more convenient to use, safer and more effective than drugs developed with alternative technologies," said Mr. Martino.

SUMMARY OF FINANCIAL TERMS

Under the terms of the agreement, Sonus will issue common shares of its stock to acquire all of the outstanding capital stock of Synt:em from its shareholders. Sonus shares issuable in connection with the transaction are payable in three installments. At closing, the initial issuance of Sonus shares will consist of approximately $10 million of Sonus common stock. The second and third installments, having a current value of approximately $10 million each, are conditional upon product candidates of Synt:em reaching Phase 1 clinical trials. The purchase price for all three installments will be payable in shares of Sonus common stock that will be based upon its average closing price for the 20 consecutive trading ending two days before the Closing Date.

The number of shares issuable to Synt:em shareholders is subject to upper and lower collars, such that the aggregate number of shares issuable will not exceed 29% or be less than 26% of the fully diluted shares of common stock of Sonus on the Closing Date. As an example, based on a November 2, 2004 closing price of $2.65 per share, the initial issuance of shares at the closing would result in Synt:em's shareholders owning approximately 3.9 million shares, or 15% of the outstanding fully diluted shares of Sonus. If both the contingency milestones are reached, the shareholders of Synt:em would be issued additional shares such that the total consideration for the transaction, including the initial payment, would be between 7.6 million and 8.9 million shares of Sonus common stock.

Needham & Company, Inc. advised Sonus Pharmaceuticals on this transaction.

SYNT:EM'S TECHNOLOGY PLATFORM

The first component of Synt:em's technology platform (Pep:trans(TM)) has produced a series of proprietary, rationally designed peptides that are either active on their own or are linked to active drugs for safe and efficient transport across complex membranes such as the blood brain barrier. Linking a clinically validated or novel drug to a Pep:trans peptide can improve the drug's pharmacokinetics. In combination with Sonus' TOCOSOL technology, Pep:trans may also enable a unique pathway for more selective organ targeting and cell uptake of active drug compounds. Composition of matter patents related to Synt:em's technology and drug candidates have issued in Europe. Counterpart patent applications have been filed in the United States, Europe, Japan, Canada, and Australia.

The second component of Synt:em's platform is a drug discovery process, Acti:map(TM), which will provide Sonus with a proprietary computational approach for the design, development and optimization of new Pep:trans peptides and other drug candidates. Synt:em has successfully validated Acti:map through the design and optimization of a short peptide for Sangstat that successfully completed Phase 2 clinical trials for inflammatory bowel disease, and is being developed by Proctor & Gamble.


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"We believe that Synt:em's drug discovery capabilities and preclinical pipeline together with Sonus' clinical drug development and regulatory expertise will result in a company with a broad and robust new product pipeline that will benefit patients, physicians and create long-term value for shareholders," said Michel Kaczorek, Ph.D., Synt:em CEO and founder. "In addition, the acquisition gives visibility to Synt:em's technology platform in the United States and provides Sonus with a presence in Europe that is of high strategic value as they advance TOCOSOL Paclitaxel to Phase 3 testing and plan for its commercialization." Upon completion of the acquisition, Dr. Kaczorek will become Sonus' Chief Science and Technology Officer, reporting to Mr. Martino, and a member of Sonus' Board of Directors. He will also continue to manage operations at Synt:em.

"This acquisition brings together two companies with exciting technologies that have the potential to improve the outcome and quality of life for cancer patients and those suffering from debilitating pain," said Laurent Ganem, M.D., General Partner of Apax Partners, and Chairman of the Synt:em Supervisory Board. "Synt:em's shareholders have unanimously approved the transaction, and we are committed to its long term success. The large majority of Synt:em's shares are held by institutional investors representing Europe's leading private equity firms and besides Apax Partners, include Banexi Venture Partners of Paris, BankInvest of Copenhagen, Lombard Odier of Zurich and 3i of London. The remainder of the Synt:em shares are held by management, employees, advisors and founders."

CONFERENCE CALL INFORMATION

Sonus will host its third quarter conference call today, November 3, at 1:30 P.M. Pacific Time/4:30 P.M. Eastern Time to discuss the proposed Synt:em acquisition as well as the Company's third quarter progress. The call will be web cast live and archived on Sonus' web site at www.sonuspharma.com/events.html. A telephone replay of the conference call will also be available for one week at (800) 642-1687 or (706) 645-9291 for international calls; Pass code: 1340030.

ABOUT SONUS PHARMACEUTICALS, INC.

Headquartered near Seattle, Sonus is focused on the development of novel drugs for the treatment of cancer that offer improved administration, tolerability, safety and effectiveness. The Company's lead product is TOCOSOL Paclitaxel, a novel formulation of the leading anti-cancer drug paclitaxel. With patient enrollment complete in Phase 2a studies of TOCOSOL Paclitaxel, Sonus continues to advance the product toward Phase 3 testing. The promising clinical results generated to date continue to support the Company's belief that TOCOSOL Paclitaxel may potentially offer a safer and more effective alternative paclitaxel therapy for cancer patients that is better tolerated and easier-to-use. In addition to executing the plans for TOCOSOL Paclitaxel, Sonus remains focused on driving product and corporate development activities towards building and expanding its pipeline of oncology product candidates. For additional information, including news releases, please visit the Company's web site at www.sonuspharma.com.

ABOUT SYNT:EM, S.A.

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Located in Nimes and Montpellier, France, Synt:em was founded in 1995 to discover and develop novel drugs that address unmet medical needs in cancer, pain management and diseases of the central nervous system. The company has approximately 40 employees. Additional information about Synt:em is available at www.syntem.com.

SAFE HARBOR

Certain statements made in this press release are forward-looking such as those, among others, relating to the development, safety and efficacy of drug delivery products and potential applications for these products. As discussed in Sonus Pharmaceuticals' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 12, 2004 and Quarterly Report on Form 10-Q filed August 16, 2004, actual results could differ materially from those projected in the forward-looking statements as a result of the following factors, among others: the Company's and Synt:em's products will require extensive clinical testing and approval by regulatory authorities; such approvals are lengthy and expensive and may never occur; risks that the FDA may not approve the Company's proposed 505(b)(2) strategy; risks that clinical studies with TOCOSOL Paclitaxel will not be successful; risks that the Company may not be able to effectively or completely integrate the business and operations of Synt:em; risks that the combined company may not be able raise capital to finance the increased costs of the business and operations of both companies; and risks of successful development of additional drug delivery products. Sonus undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof.

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ADDITIONAL INFORMATION ABOUT THE ACQUISITION

Sonus will file a proxy statement and other documents concerning the proposed acquisition of Synt:em with the Securities and Exchange Commission. SONUS STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the proxy statement will be mailed to the stockholders of Sonus. Sonus stockholders may obtain a free copy of the proxy statement and other relevant documents filed by Sonus with the SEC when they become available at the SEC's website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Sonus by directing a request to:
Investor Relations, 22026 20th Avenue S.E., Bothell, Washington, 98021, telephone number (425) 487-9500.

Sonus and its directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of Sonus with respect to the proposed transaction. Information regarding the names, affiliations and interests of the participants in the solicitation will be included in the proxy statement.